                                                                                                                       Real Estate Owned

                                                                                          THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY PARTNERSHIP
                                                                                                  SCHEDULE III - REAL ESTATE OWNED: PROPERTIES
                                                                                                                  DECEMBER 31, 2008

                                                       ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                                                                                                      Gross Amount at Which
                                                       Initial Costs to the Partnership                                                                                                                               Carried at Close of Year
                                                       -------------------------------------------------          Costs                -----------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                Capitalized
                                  Encumbrances                                        Building &             Subsequent to                                   Building &                    2008                                                       Year of                   Date
   Description                    at 12/31/08                Land                    Improvements               Acquisition              Land                    Improvements                      Sales                          Total                     Construction               Acquired
-------------------------    ----------------------    -----------------------     ---------------------     ------------------------  ---------------------    ----------------------     ---------------------     --------------------------     --------------------     --------------------

Properties:

Office Building
Lisle, IL                         None                       1,780,000               15,743,881                 7,694,896                1,949,206                23,269,571                                                25,218,777                    1985                  Apr., 1988

Garden Apartments
Atlanta, GA                       8,746,000                  3,631,212               11,168,904                 5,010,802 (b)            4,937,369                14,873,549                                                19,810,918                    1987                  Apr., 1988

Retail Shopping Center
Roswell, GA                       None                       9,454,622               21,513,677                 6,925,296               11,135,593                26,758,002                                                37,893,595                    1988                  Jan., 1989

Garden Apartments
Raleigh, NC                       8,973,520 (c)              1,623,146               14,135,553                   674,845                1,785,544                14,648,000                                                16,433,544                    1995                  Jun., 1995

Hotel
Portland, OR                            -                    1,500,000                6,508,729                 2,303,859                1,500,000                 8,812,588                                                10,312,588                    1989                  Dec., 2003

Office Building
Nashville, TN                     None                       1,797,000                6,588,451                 3,675,530                1,855,339                10,205,642                                                12,060,981                    1982                  Oct., 1995

Office Building
Beaverton, OR                     None                         816,415                9,897,307                 1,799,263                  845,887                11,667,098                                                12,512,985                    1995                  Dec., 1996

Office Complex
Brentwood, TN                     None                       2,425,000                7,063,755                 2,900,452                2,463,601                 9,925,606                                                12,389,207                    1987                  Oct., 1997

Retail Shopping Center
Hampton, VA                        7,284,195                 2,339,100               12,767,956                 3,003,760                4,839,418                13,271,398                                                18,110,816                    1998                  May, 2001

Retail Shopping Center
Westminster, MD                          -                   3,031,735                9,326,605                 2,686,381                3,031,735                12,012,986                                                15,044,721                    2005                  June, 2006

Retail Shopping Center
Ocean City, MD                    15,044,112                 1,517,099                8,495,039                13,258,876                1,517,099                21,753,915                                                23,271,014                    1986                  Nov., 2002

Garden Apartments
Austin, TX                               -                   2,577,097               20,125,169                    30,097                2,577,097                20,155,266                                                22,732,363                    2007                  May, 2007

Retail Shopping Center
Dunn, NC                          None                         586,500                5,372,344                   407,923                  586,500                 5,780,267                                                 6,366,767                    1984                  Aug., 2007

Garden Apartments
Charlotte, NC                            -                   1,350,000               12,184,750                   115,188                1,350,000                12,299,938                                                13,649,938                    1998                  Sep., 2007

                            ----------------------     ---------------------    ---------------------   ------------------------    ---------------------    ----------------------     ---------------------     -------------------------------
                                  40,047,827                34,428,926              160,892,120                50,487,168               40,374,388               205,433,826                         -                         245,808,214
                            ======================     =====================    =====================   ========================    =====================    ======================     =====================     ===============================

                                                                                     2008                       2007                       2006
                                                                                ---------------------     ------------------------    ---------------------

                          (a)Balance at beginning of year                            236,466,116               199,124,056              183,767,148
                               Additions:
                                Acquistions                                                  -                  42,218,143               12,358,340
                                Improvements, etc.                                     9,936,151                 3,179,960                2,998,568
                               Reclass of other real estate investments                      -                   3,232,337                      -
                               Deletions:
                                Sale                                                         -                 (11,288,380)                     -

                               Write off of uncollectible interest receivable           (594,053)                      -                        -

                                                                                ---------------------     ------------------------    ---------------------
                             Balance at end of year                                  245,808,214               236,466,116              199,124,056
                                                                                =====================     ========================    =====================

                          (b)Net of $1,000,000 settlement received from lawsuit.

                          (c)Net of an unamortized discount of $26,480